                                                                    EXHIBIT 99.1

                               [TIME WARNER TELECOM LOGO]


FOR MORE INFORMATION CONTACT:
Tom Henley                                     Bob Meldrum
(303) 566-1692                                 (303) 566-1354
Pager: 1-877-665-5338                          Pager: 1-888-662-7939
email:  tom.henley@twtelecom.com               email:  bob.meldrum@twtelecom.com
        ------------------------                       -------------------------

FOR IMMEDIATE RELEASE: JANUARY 10, 2001

              TIME WARNER TELECOM FINALIZES PURCHASE OF GST ASSETS
        - TWTC NOW OFFERS TELECOM BUSINESS SOLUTIONS IN 39 U.S. MARKETS

         LITTLETON, Colorado - January 10, 2001 - Time Warner Telecom Inc. (Nasdaq: TWTC), a leader in providing local and regional optical broadband networks and services to business customers, today announced the completion of its purchase of substantially all of the assets of GST Telecommunications Inc. out of bankruptcy for a total purchase price of approximately $690 million. GST filed for protection under Chapter 11 of the U.S. Bankruptcy Code on May 17, 2000. Time Warner Telecom Inc. financed the purchase price with its available credit facilities.

         "Completing this purchase is a tremendous step in setting Time Warner Telecom apart from the rest of the competitive telecom sector," said Larissa Herda, president and CEO, Time Warner Telecom. "This acquisition significantly expands our geographic presence in 15 new markets in the Western United States. By the end of 2001, we expect to offer telecom solutions for business customers in 44 U.S. markets, including 15 Tier 1 MSAs."

         "Time Warner Telecom continues to execute on our business plan of growing geographically, extending our optical networks in existing markets and offering new broadband products, services and solutions for businesses," Ms. Herda said. "We have employees in place to commence the integration process in our new Western Division."

         By completing the acquisition, Time Warner Telecom has nearly $1.7 billion invested in network facilities and nearly 13,500 route miles of fiber in place.

         "Time Warner Telecom has an established track record of building and operating next generation optical networks and delivering our broadband services to businesses," said Dave Rayner, senior vice president and CFO, Timer Warner Telecom. "We look forward to bringing this experience to our new markets and assets. Our financing is in place, providing us a fully funded business plan. This transaction moves Time Warner

Telecom ahead of many competitive telecom providers in terms of revenue, customers, and pure fiber route miles."

ABOUT TIME WARNER TELECOM INC.

         Time Warner Telecom Inc., headquartered in Littleton, Colo., builds local and regional optical networks and delivers "last-mile" broadband data, dedicated Internet access and voice services for businesses. The company now serves customers in 39 U.S. metropolitan areas including: Cincinnati, Columbus, and Dayton, Ohio; Charlotte, Fayetteville, Greensboro, and Raleigh, N.C.; Austin, Dallas, Houston, and San Antonio, Texas; Albany, Binghamton, New York City, and Rochester, N.Y.; Northern New Jersey; Memphis, Tenn.; Orlando and Tampa, Fla.; Indianapolis, Ind.; Milwaukee, Wis.; Los Angeles/Orange County and San Diego, Calif.; Honolulu, Hawaii; the recently added former GST markets include: Los Angeles, Santa Barbara, Bakersfield, San Luis Obispo, Fresno, San Francisco, Oakland, and Sacramento, Calif.; Boise, Idaho; Portland, Ore.; Seattle, Spokane, and Vancouver, Wash.; Phoenix and Tucson, Ariz.; and Albuquerque, N.M. The company will begin offering service in Denver, Chicago, Atlanta, Minneapolis, and Columbia, S.C. in 2001. Please visit www.twtelecom.com for more information.

This press release includes Forward-Looking Statements (as defined in the Private Securities Litigation Reform Act of 1995) regarding the company's growth and prospects. The accuracy of these statements is subject to a number of business, market and other factors beyond the company's control, including those stated above and as periodically described in our SEC filings, and actual results may be materially different than such statements suggest. For further information, investors are referred to the section entitled Forward-Looking Statements of the company's most recent Form 10-K, 10-Q and other filings, which statements, to the extent applicable, are incorporated into this press release


        *** TO ACCESS A MAP OF THE NEWLY COMBINED MARKETS OF TIME WARNER TELECOM, PLEASE VISIT www.twtelecom.com AND CLICK ON TIME WARNER
         TELECOM INC. MARKETS IN THE UPCOMING NEWS / EVENTS SECTION ***

                              TWTC COMBINED ASSETS


         MSAs                                             44(1)
         ATM Switches                                     88
         Gross Plant                                $    1.7 billion
         Route Miles                                  13,481
         Fiber Miles                                 572,051
         LEC Collocations                                226

(1) Includes 5 markets under construction (Denver, Minneapolis, Chicago, Atlanta, Columbia, S.C.) INFORMATION AS OF JUNE 30, 2000.